Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information

Investor Contacts:

Charlie Koons

MacKenzie Partners, Inc.

212-929-5708

proxy@mackenziepartners.com

Barry Zwarenstein

CFO, Senior Vice President

SMART Modular Technologies

510-624-8134

Barry.Zwarenstein@smartm.com

SMART Modular Technologies’ Shareholders Approve Merger Proposal

NEWARK, CA, August 12, 2011 — SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (NASDAQ: SMOD) today announced that, at its extraordinary general meeting, its shareholders approved a special resolution authorizing, approving and adopting the previously announced Agreement and Plan of Merger dated April 26, 2011 (the “Merger Agreement”) by and among the Company, Saleen Holdings, Inc., a Cayman Islands exempted company (“Parent”) and Saleen Acquisition, Inc., a Cayman Islands exempted company (“Merger Sub”). Parent and Merger Sub are entities formed by Silver Lake Partners and Silver Lake Sumeru.

Pursuant to the Merger Agreement each outstanding ordinary share of SMART (other than treasury shares, shares owned by Parent or Merger Sub, shares owned by any of SMART’s subsidiaries and shares held by any shareholders who are entitled to and who properly exercise appraisal and dissention rights pursuant to Cayman Islands law) will be converted into the right to receive $9.25 in cash, without interest and less applicable withholding taxes. The Merger is on plan to close in the third calendar quarter of 2011 as previously communicated with August 26th being the current target to coincide with the end of the Company’s fiscal year. Completion of the Merger is subject to the satisfaction or waiver of the closing conditions specified in the Merger Agreement.

The total number of votes cast represented approximately 75% of the aggregate voting power of SMART’s ordinary shares outstanding and entitled to vote at SMART’s extraordinary general meeting. Of the votes cast, more than 99% voted in favor of approval of the proposed Merger.

Shareholders also voted in favor of an advisory (non-binding) proposal on compensation of the Company’s executive officers that is based on, or otherwise relates to, the Merger.

About SMART Modular Technologies, Inc.

SMART is a leading independent designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers, or OEMs. SMART offers more than 500 standard and custom products to OEMs engaged in the computer, enterprise, industrial, networking, gaming, telecommunications, defense, aerospace and embedded application markets. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash memory in various form factors. SMART also offers high performance, high capacity solid state drives, or SSDs, for enterprise, defense, aerospace, industrial automation, medical, and transportation markets. SMART’s presence in the U.S., Europe, Asia, and Latin America enables it to provide its customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. See www.smartm.com for more information.

Cautionary Statements Regarding Forward-Looking Statements.

This communication contains forward-looking statements that involve numerous risks and uncertainties. All forward-looking statements included in this document are based on information available to SMART on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual events or the results to be materially different from expected events or historical results and/or from any future results or events or outcomes expressed or implied by such forward-looking statements. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the intended Merger or on our results of operations or financial condition. Accordingly, the Merger may not occur and actual events and results may differ materially and adversely from those expressed in or implied from any forward-looking statements. Neither SMART nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual events or results to differ materially from those in any such forward-looking statements, many of which factors are beyond SMART’s control. These factors include but are not limited to: failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. SMART undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to SMART’s most recent Form 10-K, Form 10-Qs and 8-K reports filed with the SEC. Risks as outlined in these reports may not constitute all factors that could cause actual events or results to differ materially from those discussed in any forward-looking statements. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, from such factors on the transaction or on the Company or its results. Forward-looking statements should not be relied upon as a prediction of actual results. These forward-looking statements are made as of today, and the Company does not intend, and has no obligation, to update or revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.